Exhibit 4.1

PUBLIC SERVICE COMPANY

OF NEW HAMPSHIRE

AND

U.S. BANK NATIONAL ASSOCIATION,

Successor to WACHOVIA BANK, NATIONAL ASSOCIATION

and to FIRST UNION NATIONAL BANK

Formerly Known as FIRST FIDELITY BANK, NATIONAL ASSOCIATION,

NEW JERSEY

Successor to BANK OF NEW ENGLAND, NATIONAL ASSOCIATION

(Formerly Known as NEW ENGLAND MERCHANTS NATIONAL BANK)

and to

NEW BANK OF NEW ENGLAND, NATIONAL ASSOCIATION, TRUSTEE

SIXTEENTH SUPPLEMENTAL INDENTURE

Dated as of May 1, 2008

TO ISSUE SERIES O

FIRST MORTGAGE BONDS

$110,000,000 First Mortgage Bonds, Series O, Due 2018

Testimonium

Signatures

Schedule A – Form of Series O Bonds

Schedule B – Description of Certain Properties Acquired Since September 1, 2007.

Acknowledgments

Endorsement

i

THIS SIXTEENTH SUPPLEMENTAL INDENTURE dated as of May 1, 2008, between PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE (with its successors and assigns, the “Company”), a corporation duly organized and existing under the laws of the State of New Hampshire, having its principal place of business at Energy Park, 780 North Commercial Street in Manchester, New Hampshire 03101, and U.S. BANK NATIONAL ASSOCIATION (as successor to Wachovia Bank, National Association, and by merger to First Union National Bank, formerly known as First Fidelity Bank, National Association, New Jersey, successor in trust to Bank of New England, National Association (formerly known as New England Merchants National Bank) and to New Bank of New England, National Association), said U.S. BANK NATIONAL ASSOCIATION being a national banking association duly organized and existing under the laws of the United States of America having a corporate trust office at 21 South Street, Third Floor, Morristown, New Jersey 07960 and duly authorized to execute the trusts hereof (with its successors in trust, the “Trustee”) under the General and Refunding Mortgage Indenture, dated August 15, 1978 (as amended by ten supplemental indentures, including the Tenth Supplemental Indenture dated as of May 1, 1991, the “Original Indenture” and sometimes referred to, with each and every prior indenture supplemental thereto and each and every other instrument, including this Sixteenth Supplemental Indenture, supplemental to the Original Indenture, as the “Indenture”).

WHEREAS, the Company has previously executed and delivered to the Trustee fifteen supplemental indentures which are part of the Indenture for the purposes recited therein and for the purpose of issuing bonds under the Indenture, the currently outstanding series of which are set forth in the following table:

Supplemental Indenture No.	Dated as of	Series	Series Designation	Principal Amount Authorized	Principal Amount Issued	Principal Amount Outstanding
Tenth	May 1, 1991	Series F	First Mortgage Bonds (Series F Adjustable Rate* due 2021)	$114,500,000	$75,000,000	$75,000,000
Tenth	May 1, 1991	Series G	First Mortgage Bonds (Series G Adjustable Rate* due 2021)	$114,500,000	$44,800,000	$44,800,000
Twelfth	December 1, 2001	Series I	First Mortgage Bonds (Series I due 2021)*	$89,250,000	$89,250,000	$89,250,000
Twelfth	December 1, 2001	Series J	First Mortgage Bonds (Series J due 2021)*	$89,250,000	$89,250,000	$89,250,000
Twelfth	December 1, 2001	Series K	5.45% First Mortgage Bonds (Series K due 2021)	$108,985,000	$108,985,000	$108,985,000
Thirteenth	July 1, 2004	Series L	5.25% First Mortgage Bonds, Series L, due 2014	$50,000,000	$50,000,000	$50,000,000
Fourteenth	October 1, 2005	Series M	5.60% First Mortgage Bonds, Series M, due October 5, 2035	$50,000,000	$50,000,000	$50,000,000
Fifteenth	September 1, 2007	Series N	6.15% First Mortgage Bonds, Series N, due 2017	$70,000,000	$70,000,000	$70,000,000
			Total Outstanding Principal Amount:			$577,285,000
______________
*	These First Mortgage Bonds contain provisions for changes in the interest rate.

WHEREAS, the execution and delivery of this Sixteenth Supplemental Indenture and the issue of not exceeding initially $110,000,000 in aggregate principal amount of the Company’s First Mortgage Bonds, Series O (hereinafter generally referred to as the “Series O Bonds” or the “bonds of Series O”), and other necessary actions have been duly authorized by the Board of Directors of the Company;

WHEREAS, the Company proposes to execute and deliver this Sixteenth Supplemental Indenture to provide for the issue of the bonds of Series O and confirm the lien of the Indenture on the property referred to below, all as permitted by Section 15.1 of the Original Indenture;

WHEREAS, the Company has purchased, constructed or otherwise acquired certain additional property not heretofore specifically described in the Indenture but which is and is intended to be subject to the lien thereof, and proposes specifically to subject such additional property to the lien of the Indenture at this time;

WHEREAS, all acts and things necessary to make the initial issue of the Series O Bonds, when executed by the Company and authenticated by the Trustee and delivered as in the Original Indenture provided, the legal, valid and binding obligations of the Company according to their terms and to make this Sixteenth Supplemental Indenture a legal, valid and binding instrument for the security of the bonds, in accordance with its and their terms, have been done and performed, and the execution and delivery of this Sixteenth Supplemental Indenture has in all respects been duly authorized;

NOW, THEREFORE, in consideration of the premises, and of the acceptance of said Series O Bonds by the holder thereof, and of the sum of $1.00 duly paid by the Trustee to the Company, and of other good and valuable considerations, the receipt whereof is hereby acknowledged, and in confirmation of and supplementing the Original Indenture as previously supplemented by said fifteen preceding supplemental indentures, and in performance of and compliance with the provisions thereof, said Public Service Company of New Hampshire, by these presents, does give, grant, bargain, sell, transfer, assign, pledge, mortgage and convey unto U.S. Bank National Association, as Trustee, as provided in the Original Indenture, as previously supplemented and amended and as supplemented by this Sixteenth Supplemental Indenture, and its successor or successors in the trust thereby and hereby created, and its and their assigns,

(a) all and singular the property, and rights and interests in property, described in the Original Indenture and the fifteen preceding supplemental indentures (said supplemental indentures, in each case, as applicable, as amended by the Tenth Supplemental Indenture, hereinafter referred to as the Preceding Supplemental Indentures), and thereby conveyed, pledged, assigned, transferred and mortgaged, or intended so to be (said descriptions in said Original Indenture and the Preceding Supplemental Indentures being hereby made a part hereof to the same extent as if set forth herein at length), whether then or now owned or thereafter or hereafter acquired, except such of said properties or interests therein as may have been released or sold or disposed of in whole or in part as permitted by the provisions of the Original Indenture, and (b) also, but without in any way limiting the generality of the foregoing, all the right, title and interest of the Company, now owned or hereafter acquired, in and to the rights, titles, interests and properties described or referred to in Schedule B hereto attached and hereby made a part hereof as fully as if set forth herein at length, in all cases not specifically reserved, excepted and excluded; the foregoing property, and rights and interests in property, being located in the following listed municipalities in New Hampshire and unincorporated areas in Coos County, New Hampshire, as well as in various municipalities in the States of Maine, Vermont and elsewhere:

BELKNAP COUNTY — Alton, Barnstead, Belmont, Center Harbor, Gilford, Gilmanton, Laconia, Meredith, New Hampton, Sanbornton, Tilton;

CARROLL COUNTY — Albany, Brookfield, Chatham, Conway, Eaton, Effingham, Freedom, Madison, Moultonboro, Ossipee, Sandwich, Tamworth, Tuftonboro, Wakefield, Wolfeboro;

CHESHIRE COUNTY — Alstead, Chesterfield, Dublin, Fitzwilliam, Gilsum, Harrisville, Hinsdale, Jaffrey, Keene, Marlborough, Marlow, Nelson, Richmond, Rindge, Roxbury, Stoddard, Sullivan, Surry, Swanzey, Troy, Westmoreland, Winchester;

COOS COUNTY — Bean’s Grant, Berlin, Cambridge, Carroll, Chandler’s Purchase, Clarksville, Colebrook, Columbia, Crawford’s Purchase, Dalton, Dummer, Errol, Gorham, Green’s Grant, Jefferson, Lancaster, Martin’s Location, Milan, Millsfield, Northumberland, Pinkham’s Grant, Pittsburg, Randolph, Shelburne, Stark, Stewartstown, Stratford, Success, Thompson & Meserve’s Purchase, Wentworth’s Location, Whitefield;

GRAFTON COUNTY — Alexandria, Ashland, Bath, Bethlehem, Bridgewater, Bristol, Campton, Easton, Enfield, Franconia, Grafton, Hanover, Haverhill, Hebron, Holderness, Landaff, Lincoln, Lisbon, Littleton, Lyman, Lyme, Orange, Orford, Piermont, Plymouth, Rumney, Sugar Hill, Thornton, Woodstock;

HILLSBOROUGH COUNTY — Amherst, Antrim, Bedford, Bennington, Brookline, Deering, Francestown, Goffstown, Greenfield, Greenville, Hancock, Hillsborough, Hollis, Hudson, Litchfield, Lyndeborough, Manchester, Mason, Merrimack, Milford, Mont Vernon, Nashua, New Boston, New Ipswich, Pelham, Peterborough, Sharon, Temple, Weare, Wilton, Windsor;

MERRIMACK COUNTY — Allenstown, Andover, Boscawen, Bow, Bradford, Canterbury, Chichester, Concord, Danbury, Dunbarton, Epsom, Franklin, Henniker, Hill, Hooksett, Hopkinton, Loudon, Newbury, New London, Northfield, Pembroke, Pittsfield, Salisbury, Sutton, Warner, Webster, Wilmot;

ROCKINGHAM COUNTY — Auburn, Atkinson, Brentwood, Candia, Chester, Danville, Deerfield, Derry, East Kingston, Epping, Exeter, Fremont, Greenland, Hampstead, Hampton, Hampton Falls, Kensington, Kingston, Londonderry, New Castle, Newfields, Newington, Newmarket, Newton, North Hampton, Northwood, Nottingham, Portsmouth, Raymond, Rye, Sandown, Seabrook, South Hampton, Stratham, Windham;

STRAFFORD COUNTY — Barrington, Dover, Durham, Farmington, Lee, Madbury, Middleton, Milton, New Durham, Rochester, Rollinsford, Somersworth, Strafford;

SULLIVAN COUNTY — Charlestown, Claremont, Cornish, Croydon, Goshen, Grantham, Lempster, Newport, Plainfield, Springfield, Sunapee, Unity, Washington;

SUBJECT, HOWEVER, as to all of the foregoing, to the specific rights, privileges, liens, encumbrances, restrictions, conditions, limitations, covenants, interests, reservations, exceptions and otherwise as provided in the Original Indenture and the Preceding Supplemental Indentures, and in the descriptions in the schedules thereto and hereto and in the deeds or grants in said schedules referred to;

BUT SPECIFICALLY RESERVING, EXCEPTING AND EXCLUDING (as the same are reserved, excepted and excluded from the lien of the Original Indenture and the Preceding Supplemental Indentures) from this instrument and the grant, conveyance, mortgage, transfer and assignment herein contained, all right, title and interest of the Company, now owned or hereafter acquired, in and to the properties and rights specified in subclauses (a) to (m), both inclusive, of the paragraph beginning “BUT SPECIFICALLY RESERVING, EXCEPTING AND EXCLUDING...” which paragraph is part of the granting clauses of the Original Indenture;

TO HAVE AND TO HOLD all said plant, premises, property, franchises and rights hereby conveyed, assigned, pledged or mortgaged, or intended so to be, unto the Trustee, its successor or successors in trust, and to its and their assigns forever;

BUT IN TRUST, NEVERTHELESS, with power of sale, for the equal pro rata benefit, security and protection of the owners of the bonds without any preference, priority or distinction whatever of any one bond over any other bond by reason of priority in the issue, sale or negotiation thereof, or otherwise;

PROVIDED, HOWEVER, and these presents are upon the condition, that if the Company shall pay or cause to be paid or make appropriate provision for the payment unto the holders of the bonds of the principal, premium, if any, and interest to become due thereon at the times and in the manner stipulated therein, and shall keep, perform and observe all and singular the covenants, agreements and provisions in the Indenture expressed to be kept, performed and observed by or on the part of the Company, then the Indenture and the estate and rights thereby and hereby granted shall, pursuant and subject to the provisions of Article 16 of the Original Indenture, cease, determine and be void, but otherwise shall be and remain in full force and effect.

AND IT IS HEREBY COVENANTED, DECLARED AND AGREED, upon the trusts and for the purposes aforesaid, as set forth in the following covenants, agreements, conditions and provisions, viz.:

ARTICLE 1

SERIES O BONDS

SECTION 1.01. Designation; Amount. The bonds of Series O shall be designated “First Mortgage Bonds, Series O, Due 2018” and shall initially be authenticated in the aggregate principal amount of One Hundred Ten Million Dollars ($110,000,000). The initial issue of the bonds of Series O may be effected upon compliance with the applicable provisions of the Original Indenture. Additional bonds of Series O, without limitation as to amount, having the same terms and conditions as the bonds of Series O (except for the date of original issuance, the initial interest payment date and the offering price) may also be issued by the Company without the consent of the holders of the bonds of Series O, pursuant to a separate supplemental indenture related thereto. Such additional bonds of Series O shall be part of the same series as the bonds of Series O. The Trustee shall authenticate and deliver up to $110,000,000 aggregate principal amount of Series O Bonds at any time upon application by the Company and compliance with the applicable provisions of the Original Indenture.

SECTION 1.02. Form of Series O Bonds; Global Security; Depository for Global Securities. The Series O Bonds shall be issued only in fully registered form without coupons in denominations of One Thousand Dollars ($1,000.00) and multiples thereof.

The Series O Bonds shall be initially represented by one or more global securities (the “Global Securities”). Each Global Security will be deposited with, or on behalf of, The Depository Trust Company, as depository (“DTC”), and registered in the name of Cede & Co., a nominee of DTC.

The Series O Bonds shall be in substantially the form set forth in Schedule A attached hereto. The terms of the Series O Bonds contained in such form are hereby incorporated herein by reference as though fully set forth in this place and are made a part of this Sixteenth Supplemental Indenture.

SECTION 1.03. Provisions of Series O Bonds; Interest Accrual. The Series O Bonds shall mature on May 1, 2018 and shall bear interest at the rate of 6.00% per year, payable semiannually in arrears on November 1 and May 1 of each year (each, an “Interest Payment Date”) (except that the final Interest Payment Date will be May 1, 2018) beginning on November 1, 2008, and on the maturity date, until the Company’s obligation in respect of the principal thereof shall be discharged, and at the rate of 6.00% per annum on any overdue principal and premium and on any overdue installment of interest. The Series O Bonds shall be dated the date of authentication thereof by the Trustee and shall bear interest on the principal amount from, and including, the date of original issuance to, and excluding, the first Interest Payment Date and then from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for to, but excluding, the next Interest Payment Date or the maturity date, as the case may be. Interest on the Series O Bonds will be computed on the basis of 360-day year of twelve 30-day months.

The Series O Bonds shall be payable both as to principal and interest at the corporate trust office of the Trustee at U.S. Bank National Association in Morristown, New Jersey or the corporate trust office of its successors, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts. The interest on the Series O Bonds shall be payable without presentation, and only to or upon the person in whose name the Series O Bonds are registered at the close of business on the business day prior to each Interest Payment Date. The Series O Bonds shall be callable for redemption in whole or in part according to the terms and provisions provided herein in Section 1.05.

The Company has initially designated DTC as the depository for the Series O Bonds. For as long as the Series O Bonds or any portion thereof are in the form of a Global Security, and notwithstanding the previous paragraph, all payments of interest, principal and other amounts in respect of the Series O Bonds shall be made to DTC or its nominee in accordance with its applicable policies and procedures, in the coin or currency specified above. So long as the Series O Bonds are in the form of a Global Security, neither the Company nor the Trustee shall have any responsibility with respect to the policies and procedures of DTC, or any successor depository, or for any notices or other communications among DTC, its direct and indirect participants or beneficial owners of the Series O Bonds.

SECTION 1.04. Transfer and Exchange of Series O Bonds. So long as the Series O Bonds are in the form of Global Securities, the Series O Bonds may not be transferred except as a whole (1) by DTC to a nominee of DTC or (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor. If (1) DTC is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within ninety days or (2) there shall have occurred and be continuing after any applicable grace periods an Event of Default under the Indenture with respect to the Series O Bonds represented by such Global Security, the Company will issue certificated Series O Bonds in definitive registered form in exchange for the Global Securities.

The Company may at any time and in its sole discretion determine not to have any Series O Bonds in registered form represented by one or more Global Securities and, in such event, will issue certificated bonds in definitive form in exchange for the Global Securities representing the Series O Bonds. In any such instance, an owner of a beneficial interest in the Global Securities will be entitled to physical delivery in definitive form of certificated bonds represented by the Global Securities equal in principal amount to such beneficial interest and to have such certificated bonds registered in its name.

In the event certificated bonds are issued in exchange for the Global Securities, the Series O Bonds may be surrendered for registration of transfer as provided in Section 2.8 of the Original Indenture at the corporate trust office of the Trustee at U.S. Bank National Association in Morristown, New Jersey or the corporate trust offices of its successors, and may be surrendered at said office for exchange for a like aggregate principal amount of Series O Bonds of other authorized denominations. Notwithstanding the provisions of Section 2.7 of the Original Indenture, no charge, except for taxes or other governmental charges, shall be made by the Company for any registration of transfer of Series O Bonds or for the exchange of any Series O Bonds for such bonds of other authorized denominations.

SECTION 1.05. Redemption of the Series O Bonds. The Series O Bonds are subject to redemption, in whole or in part, at the option of the Company at any time. If the Company elects to redeem the Series O Bonds, it will do so at a redemption price equal to the greater of (x) one hundred percent (100%) of the principal amount of the Series O Bonds being redeemed, plus accrued interest thereon to the redemption date, or (y) as determined by the Quotation Agent, the sum of the present value of the remaining scheduled payments of principal and interest on the Series O Bonds to be redeemed (not including any portion of payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis at the Adjusted Treasury Rate plus thirty-five (35) basis points, plus accrued interest to the redemption date. The redemption price will be calculated assuming a 360-day year consisting of twelve 30-day months.

The Company shall notify the Trustee in writing, not less than forty-five (45) days, or such shorter period as shall be acceptable to the Trustee, of any such election to redeem. Such notice shall include the amount of Series O Bonds to be redeemed, the redemption date and the redemption price.

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Series O Bonds that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Series O Bonds.

“Comparable Treasury Price” means, with respect to any redemption date:  (i) the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means a primary U.S. Government securities dealer in New York, New York selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding that redemption date.

Notice of any redemption will be provided at least 30 days but not more than 60 days before the redemption date to each holder of the Series O Bonds to be redeemed.

Absent a default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Series O Bonds or portions of the Series O Bonds called for redemption.

If less than all of the Series O Bonds are to be redeemed, the Trustee will select the Series O Bonds to be redeemed by a method that the Trustee deems fair and appropriate and which may provide for the selection for the redemption of portions (equal to $1,000 or any multiple thereof) of the principal amount of the Series O Bonds larger than $1,000. Notice of redemption will be mailed, first-class mail postage prepaid, to each holder of Series O Bonds to be redeemed at the holder’s address in the register for the Series O Bonds. If any Series O Bonds are to be redeemed in part only, the notice of redemption that relates to that Series O Bond will state the portion of the principal amount of that Series O Bond to be redeemed. In that case, the Company will issue a new Series O Bond of any authorized denomination, as requested, in an aggregate principal amount equal to the unredeemed portion of such Series O Bond, in the name of the holder upon cancellation of the original Series O Bond. Series O Bonds or portions of Series O Bonds to be redeemed become due on the redemption date, and interest will cease to accrue on those Series O Bonds or portions of Series O Bonds on the redemption date.

The Series O Bonds are not subject to any sinking fund.

Except as provided in this Section 1.05, the Series O Bonds are not subject to redemption under any provisions of the Indenture.

SECTION 1.06. Effect of Event of Default. If an Event of Default shall have occurred and be continuing, the principal of the Series O Bonds may be declared due and payable in the manner and with the effect provided in the Indenture.

SECTION 1.07. Payment Date Not a Business Day. If any redemption or maturity date for principal, premium or interest with respect to the Series O Bonds shall be (i) a Sunday or a legal holiday, or (ii) a day on which banking institutions are authorized pursuant to law to close and on which the corporate trust offices of the Trustee in Minnesota or New Jersey are not open for business, then the payment thereof may be made on the next succeeding day not a day specified in (i) or (ii) with the same force and effect as if made on the specified payment date and no interest shall accrue for the period after the specified payment date.

SECTION 1.08. Amendment and Restatement of Mortgage Indenture. Each holder of a Series O Bond, solely by virtue of its acquisition thereof, including as an owner of a book-entry interest therein, shall have and be deemed to have consented, without the need for any further action or consent by such holder, to the amendment and restatement of the Original Indenture in substantially the form set forth in Schedule C appended to the Fifteenth Supplemental Indenture dated as of September 1, 2007 (the “Amended and Restated Indenture”), with such additions, deletions, and other changes made to such form prior to the time of such amendment and restatement (“Future Changes”) (1) that add to the covenants of the Company in the Amended and Restated Indenture, or surrender rights or powers of the Company therein, for the benefit of the holders of the outstanding bonds issued under the Original Indenture, (2) as shall be requested by the Trustee and its counsel, (3) as may be requested by the New Hampshire Public Utilities Commission or other regulatory authority having jurisdiction over the Company, or (4) otherwise, as shall be proposed by the Company after the date of the execution and delivery of this Sixteenth Supplemental Indenture, provided that (a) in the case of any Future Change described in clause (4), such Future Change is not, in the reasonable judgment of the Company, inconsistent with the fundamental structure and terms of the Amended and Restated Indenture, and (b) in the case of any Future Change described in clause (3) or (4), such Future Change does not, in the reasonable judgment of the Company, adversely affect in any material respect the interests of the holders of the bonds issued under the Original Indenture.

The Amended and Restated Indenture described in this Section 1.08 refers to a planned future amendment and restatement of the terms of the Original Indenture substantially in their entirety. No portion of the Amended and Restated Indenture is in effect as of the date of this Sixteenth Supplemental Indenture. To become effective under the existing Indenture, most of the changes in the Amended and Restated Indenture require the consent of the holders of not less than a majority in principal amount of all bonds of the Company then outstanding under the Indenture. These changes will become effective as soon as the Company receives the required majority consent. The remaining changes require the consent of the holders of 100% in principal amount of all bonds of the Company then outstanding under the Indenture. As a result, these remaining changes will not become effective until the Company receives the required unanimous consent. Accordingly, the Amended and Restated Indenture, including any Future Changes contemplated by this Section 1.08, will not be in effect until the Company receives the required majority consent described above, and until the Amended and Restated Indenture is duly executed and acknowledged by the Company and the Trustee of the existing First Mortgage Indenture, with the changes requiring the unanimous consent described above taking effect automatically thereafter when such consent is obtained.

ARTICLE 2

MISCELLANEOUS PROVISIONS

SECTION 2.01. Recitals. The recitals in this Sixteenth Supplemental Indenture shall be taken as recitals by the Company alone, and shall not be considered as made by or as imposing any obligation or liability upon the Trustee, nor shall the Trustee be held responsible for the legality or validity of this Sixteenth Supplemental Indenture, and the Trustee makes no covenants or representations, and shall not be responsible, as to or for the effect, authorization, execution, delivery or recording of this Sixteenth Supplemental Indenture, except as expressly set forth in the Original Indenture. The Trustee shall not be taken impliedly to waive by this Sixteenth Supplemental Indenture any right it would otherwise have.

SECTION 2.02. Benefits of Sixteenth Supplemental Indenture. Nothing in this Sixteenth Supplemental Indenture, expressed or implied, is intended or shall be construed to confer upon, or give to, any person, firm or corporation, other than the parties hereto and the holders of the Series O Bonds, any right, remedy or claim under or by reason of the Indenture or any covenant, condition or stipulation thereof; and the covenants, stipulations and agreements in the Indenture contained are and shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns, and holders of the bonds.

SECTION 2.03. Effect of Sixteenth Supplemental Indenture. This Sixteenth Supplemental Indenture is executed, shall be construed as and is expressly stated to be an indenture supplemental to the Original Indenture and shall form a part of the Indenture; and the Original Indenture, as supplemented and amended by this Sixteenth Supplemental Indenture, is hereby confirmed and adopted by the Company as its obligation. All terms used in this Sixteenth Supplemental Indenture shall be taken to have the meaning specified in the Original Indenture, except in cases where the context clearly indicates otherwise.

SECTION 2.04. Termination. This Sixteenth Supplemental Indenture shall become void when the Indenture shall be void.

SECTION 2.05. Trust Indenture Act. If and to the extent that any provision of this Sixteenth Supplemental Indenture limits, qualifies or conflicts with any of the applicable provisions of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, as amended, such required provision shall control.

SECTION 2.06. Counterparts. This Sixteenth Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which shall be deemed an original; and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument, which shall for all purposes be sufficiently evidenced by any such original counterpart.

SECTION 2.07. Notices. Any notice to the Trustee under any provision of this Sixteenth Supplemental Indenture shall be sufficiently given if served personally upon a responsible officer of the Trustee or mailed by registered or certified mail, postage prepaid, addressed to the Trustee at its corporate trust office, which is U.S. Bank National Association, 21 South Street, Third Floor, Morristown, New Jersey 07960 as of the date hereof. The Trustee shall notify the Company from time to time of any change in the address of its corporate trust office.

SECTION 2.08. Definitions. The use of the terms and expressions herein is in accordance with the definitions, uses and construction contained in the Original Indenture and the form of Series O Bond attached hereto as Schedule A.

IN WITNESS WHEREOF, PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE has caused this instrument to be executed and its corporate seal to be hereto affixed, by its officers, thereunto duly authorized, and U.S. BANK NATIONAL ASSOCIATION has caused this instrument to be executed by its officers thereunto duly authorized, all as of the day and year first above written but actually executed on May 19, 2008.

PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE
By:	/s/ RANDY A. SHOOP
Randy A. Shoop Vice President and Treasurer

CORPORATE SEAL

Attest:

/s/ O. KAY COMENDUL
O. Kay Comendul
Assistant Secretary

Signed, sealed and delivered by

Public Service Company of New

Hampshire in the presence of us:

/s/ LINDA M. OPPELT

/s/ KERRY J. TOMASEVICH

Witnesses

STATE OF CONNECTICUT	)
	)	ss: Berlin
COUNTY OF HARTFORD	)

Then personally appeared before me Randy A. Shoop, Vice President and Treasurer, and O. Kay Comendul, Assistant Secretary, of Public Service Company of New Hampshire, a New Hampshire corporation, and severally acknowledged the foregoing instrument to be their free act and deed in their said capacities and the free act and deed of said corporation.

Witness my hand and notarial seal this 19th day of May, 2008, at Berlin, Connecticut.

/s/ ELISE M. TYMINSKI
Elise M. Tyminski Notary Public My Commission Expires: January 31, 2010

(Notarial Seal)

U.S. BANK NATIONAL ASSOCIATION, as Trustee as aforesaid
By:	/s/ CHRISTOPHER E. GOLABEK
Christopher E. Golabek Vice President

Attest:

/s/ THOMAS J. BRETT
Name: Thomas J. Brett
Title: Assistant Vice President

Signed and delivered by

U.S. Bank National Association

in the presence of us:

/s/ RICK BARNES

/s/ PAUL O’BRIEN

Witnesses

STATE OF NEW JERSEY	)
	)	ss: Morristown
COUNTY OF MORRIS

Then personally appeared before me Christopher E. Golabek, Vice President of U.S. Bank National Association, a national banking association, and acknowledged the foregoing instrument to be her free act and deed in her said capacity and the free act and deed of said association.

Witness my hand and notarial seal this 19th day of May, 2008, at Morristown, New Jersey.

Name:	/s/ FLORENCE MAY NOLL
Florence May Knoll Notary Public My Commission Expires 04/13/2012

(Notarial Seal)

SCHEDULE A

(FORM OF FACE OF SERIES O BONDS)

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND HEREIN, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

Unless this Global Security is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Public Service Company of New Hampshire or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE

FIRST MORTGAGE BOND, SERIES O

PRINCIPAL DUE MAY 1, 2018

CUSIP No. 744482 BJ8
No. 1	$110,000,000

FOR VALUE RECEIVED, PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE, a corporation organized and existing under the laws of the State of New Hampshire (hereinafter called the “Company”, which term includes any successor corporation under the Indenture), hereby promises to pay to Cede & Co., or registered assigns, subject to the conditions set forth herein, the principal sum of One Hundred Ten Million Dollars ($110,000,000), on May 1, 2018, and to pay interest on said sum semiannually in arrears, on November 1 and May 1 in each year (each, an “Interest Payment Date”) (except that the final Interest Payment Date will be May 1, 2018), commencing on November 1, 2008 at the rate of 6.00% per annum, until the Company’s obligation with respect to said principal sum shall be paid or made available for payment, and at the rate of 6.00% per annum on any overdue principal and premium and on any overdue installment of interest.

This Series O Bond shall bear interest as aforesaid from, and including, the date of original issuance to, and excluding, the first Interest Payment Date and then from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for to, but excluding, the next Interest Payment Date or the maturity date, as the case may be. The amount of interest payable will be computed on the basis of a 360-day year consisting of twelve 30-day months.

In any case where any Interest Payment Date, maturity or redemption date is not a Business Day, then payment of principal and interest, if any, or principal and premium, if any, payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made on such date. A “Business Day” shall mean any day, except a (i) Sunday or a legal holiday, or (ii) a day on which banking institutions are authorized pursuant to law to close and on which the corporate trust offices of the Trustee in Minnesota or New Jersey are not open for business.

Payment of the principal of and any interest on this Series O Bond will be made at the corporate trust office of the Trustee at U.S. Bank National Association in Morristown, New Jersey or the corporate trust office of its successors, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts. The interest on this Series O Bond shall be payable without presentation, and only to or upon the  person in whose name the Series O Bonds are registered at the close of business on the Business Day prior to each Interest Payment Date.

The Company has initially designated DTC as the depository for this Series O Bond issued in the form of a Global Security. For as long as this Series O Bond or any portion hereof is in the form of a Global Security, and notwithstanding the previous paragraph, all payments of interest, principal and other amounts in respect of this Series O Bond shall be made to DTC or its nominee in accordance with its applicable policies and procedures, in the coin or currency specified above.

Reference is hereby made to the further provisions of this Series O Bond set forth on the reverse hereof, including without limitation provisions in regard to the redemption and the registration of transfer and exchangeability of this Series O Bond, and such further provisions shall for all purposes have the same effect as though fully set forth in this place.

As set forth in the Supplemental Indenture establishing the terms and series of the Bonds of this series, each holder of a Series O Bond, solely by virtue of its acquisition thereof, including as an owner of a book-entry interest therein, shall have and be deemed to have consented, without the need for any further action or consent by such holder, to the amendment and restatement of the Original Indenture in substantially the form set forth in Schedule C appended to the Fifteenth Supplemental Indenture dated as of September 1, 2007 (the “Amended and Restated Indenture”), with such additions, deletions, and other changes made to such form prior to the time of such amendment and restatement (“Future Changes”) (1) that add to the covenants of the Company in the Amended and Restated Indenture, or surrender rights or powers of the Company therein, for the benefit of the holders of the outstanding bonds issued under the Original Indenture, (2) as shall be requested by the Trustee and its counsel, (3) as may be requested by the New Hampshire Public Utilities Commission or other regulatory authority having jurisdiction over the Company, or (4) otherwise, as shall be proposed by the Company after the date of the execution and delivery of the Sixteenth Supplemental Indenture, provided that (a) in the case of any Future Change described in clause (4), such Future Change is not, in the reasonable judgment of the Company, inconsistent with the fundamental structure and terms of the Amended and Restated Indenture, and (b) in the case of any Future Change described in clause (3) or (4), such Future Change does not, in the reasonable judgment of the Company, adversely affect in any material respect the interests of the holders of the bonds issued under the Original Indenture.

This Series O Bond shall not become or be valid or obligatory until the certificate of authentication hereon shall have been signed by U.S. Bank National Association (hereinafter with its successors as defined in the Indenture (as defined on the reverse hereof), generally called the Trustee), or by such a successor.

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IN WITNESS WHEREOF, Public Service Company of New Hampshire has caused this Series O Bond to be executed in its corporate name and on its behalf by its Vice President and Treasurer by his signature or a facsimile thereof, and its corporate seal to be affixed or imprinted hereon and attested by the manual or facsimile signature of its Assistant Secretary.

Dated as of May ___, 2008

PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE

By:
Randy A. Shoop
Vice President and Treasurer

Attest:

Name
Title:

[FORM OF TRUSTEE’S CERTIFICATION]

U.S. Bank National Association hereby certifies that this Series O Bond is one of the bonds described in the within mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,

TRUSTEE

By:
Name:
Title: Authorized Signatory

[FORM OF REVERSE OF SERIES O BOND]

PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE

First Mortgage Bond, Series O, Due May 1, 2018

This Series O Bond is one of a series of bonds known as the “First Mortgage Bonds, Series O” of the Company, initially limited to One Hundred Ten Million Dollars ($110,000,000) in aggregate principal amount, and issued under and pursuant to a First Mortgage Indenture between the Company and U.S. Bank National Association as successor to Wachovia Bank, National Association and by merger to First Union National Bank, formerly known as First Fidelity Bank, National Association, New Jersey, successor to Bank of New England, National Association (formerly known as New England Merchants National Bank), and to New Bank of New England, National Association, as Trustee, dated as of August 15, 1978, as amended, and pursuant to which U.S. Bank, National Association is now Successor Trustee (said First Mortgage Indenture (i) as amended by the Tenth Supplemental Indenture thereto, being hereinafter generally called the “Original Indenture,” and (ii) together with all indentures expressly stated to be supplemental thereto, and each and every other instrument including the Sixteenth Supplemental Indenture pursuant to which the Series O Bonds are being issued, being hereinafter generally called the “Indenture”), and together with all bonds of all series now outstanding or hereafter issued under the Indenture being equally and ratably secured (except as any sinking or other analogous fund, established in accordance with the provisions of the Indenture, may afford additional security for the bonds of any particular series) by the Indenture, to which Indenture (executed counterparts of which are on file at the corporate trust office of the Trustee in Morristown, New Jersey) reference is hereby made for a description of the nature and extent of the security, the rights thereunder of the holders of bonds issued and to be issued thereunder, the rights, duties and immunities thereunder of the Trustee, the rights and obligations thereunder of the Company, and the terms and conditions upon which Bonds of this series, and bonds of other series, are issued and are to be issued; but neither the foregoing reference to the Indenture nor any provision of this Series O Bond or of the Indenture shall affect or impair the obligation of the Company, which is absolute, unconditional and unalterable, to pay at the maturities herein provided the principal of and interest on this Series O Bond as herein provided.

The Series O Bonds shall be initially issued in the form of one or more global securities (the “Global Securities”). Each Global Security will be deposited with, or on behalf of, The Depository Trust Company, as depository (“DTC”), and registered in the name of Cede & Co., a nominee of DTC. In the event certificated bonds in definitive form are issued in exchange for the Global Securities they are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

The Series O Bonds, while in the form of Global Securities, may not be transferred except as a whole (1) by DTC to a nominee of DTC or (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor. If (1) DTC is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within ninety days or (2) there shall have occurred and be continuing after any applicable grace periods an Event of Default under the Indenture with respect to the Series O Bonds represented by such Global Security, the Company will issue certificated bonds in definitive registered form in exchange for the Global Securities representing the Series O Bonds.

The Company may at any time and in its sole discretion determine not to have any Series O Bonds in registered form represented by one or more Global Securities and, in such event, will issue certificated bonds in definitive form in exchange for the Global Securities representing the Series O Bonds. In any such instance, an owner of a beneficial interest in the Global Securities will be entitled to physical delivery in definitive form of certificated bonds represented by the Global Securities equal in principal amount to such beneficial interest and to have such certificated bonds registered in its name.

In the event certificated bonds are issued in exchange for the Global Securities, the Series O Bonds may be surrendered for registration of transfer as provided in Section 2.8 of the Original Indenture at the corporate trust office of the Trustee at U.S. Bank National Association in Morristown, New Jersey or the corporate trust offices of its successors, and may be surrendered at said office for exchange for a like aggregate principal amount of Series O Bonds of other authorized denominations. Notwithstanding the provisions of Section 2.7 of the Original Indenture, no charge, except for taxes or other governmental charges, shall be made by the Company for any registration of transfer of Series O Bonds or for the exchange of any Series O Bonds for such bonds of other authorized denominations.

The Series O Bonds are subject to redemption, in whole or in part, at the option of the Company at any time. If the Company elects to redeem the Series O Bonds, it will do so at a redemption price equal to the greater of (x) one hundred percent (100%) of the principal amount of Series O Bonds being redeemed, plus accrued interest thereon to the redemption date, or (y) as determined by the Quotation Agent, the sum of the present value of the remaining scheduled payments of principal and interest on the Series O Bonds to be redeemed (not including any portion of payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis at the Adjusted Treasury Rate plus thirty-five (35) basis points, plus accrued interest to the redemption date. The redemption price will be calculated assuming a 360-day year consisting of twelve 30-day months.

The Company shall notify the Trustee in writing, not less than forty-five (45) days, or such shorter period as shall be acceptable to the Trustee, of any such election to redeem. Such notice shall include the amount of Series O Bonds to be redeemed, the redemption date and redemption price.

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Series O Bonds that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Series O Bonds.

“Comparable Treasury Price” means, with respect to any redemption date:  (i) the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means a primary U.S. Government securities dealer in New York, New York selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding that redemption date.

Notice of any redemption will be provided at least 30 days but not more than 60 days before the redemption date to each holder of the Series O Bonds to be redeemed.

Absent a default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Series O Bonds or portions of the Series O Bonds called for redemption.

If less than all of the Series O Bonds are to be redeemed, the Trustee will select the Series O Bonds to be redeemed by a method that the Trustee deems fair and appropriate and which may provide for the selection for the redemption of portions (equal to $1,000 or any multiple thereof) of the principal amount of the Series O Bonds larger than $1,000. Notice of redemption will be mailed, first-class mail postage prepaid, to each holder of Series O Bonds to be redeemed at the holder’s address in the register for the Series O Bonds. If any Series O Bonds are to be redeemed in part only, the notice of redemption that relates to that Series O Bond will state the portion of the principal amount of that Series O Bond to be redeemed. In that case, the Company will issue new Series O Bonds of any authorized denomination, as requested, in an aggregate principal amount equal to the unredeemed portion of such Series O Bond, in the name of the holder upon cancellation of the original Series O Bond. Series O Bonds or portions of Series O Bonds to be redeemed become due on the redemption date, and interest will cease to accrue on those Series O Bonds or portions of Series O Bonds on the redemption date.

The Series O Bonds are not subject to any sinking fund.

If the Series O Bonds are called in whole or in part, and if moneys have been duly deposited or otherwise made available to the Trustee for redemption hereof, or of the part hereof so called, as required in the Indenture, this Series O Bond or such called part hereof, shall be due and payable on the date fixed for redemption and thereafter this Series O Bond, or such called part hereof, shall cease to bear interest on the date fixed for redemption and shall cease to be entitled to the lien of the Indenture, and, as respects the Company’s liability hereon, this Series O Bond, or such called part hereof, shall be deemed to have been paid; but, if less than the whole principal amount hereof shall be so called, the holder hereof shall be entitled, in addition to the sums payable on account of the part called, to receive, without expense to such holder, upon surrender hereof, one or more Series O Bonds of this series for an aggregate principal amount equal to that part of the principal amount hereof not then called and paid.

If an Event of Default shall have occurred and be continuing, the principal of the Series O Bonds may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee to effect, by supplemental indenture, certain modifications of the Indenture without any consent of the holders of the bonds, and to effect certain other modifications of the Indenture, and of the rights of the holders of the bonds, with the consent of the holders of not less than a majority in aggregate principal amount of all bonds issued under the Indenture at the time outstanding, or in case one or more, but less than all, of the series of said bonds then outstanding are affected, with the consent of the holders of not less than a majority in aggregate principal amount of said outstanding bonds of each series affected.

No reference herein to the Indenture and no provision herein or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest, including overdue interest, on this Series O Bond at the time, place and rate, and in the coin or currency, herein prescribed.

This Series O Bond shall be exchangeable for securities registered in the names of holders other than DTC or its nominee only as provided in this paragraph. This Series O Bond shall be so exchangeable if (x) DTC notifies the Company that it is unwilling or unable to continue as depository or at any time ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934, (y) the Company executes and delivers to the Trustee an Officers’ Certificate providing that this Series O Bond shall be so exchangeable or (z) there shall have occurred and be continuing an Event of Default with respect to the Series O Bonds. Certificated securities so issued in exchange for the Global Security representing the Series O Bonds shall be of the same series, have the same interest rate, if any, and maturity and have the same terms as the Global Security representing the Series O Bonds, in authorized denominations and in the aggregate having the same principal amount as the Global Security representing the Series O Bonds and registered in such names as the depository for such Global Security representing the Series O Bonds shall direct.

Series O Bonds not represented by a Global Security are transferable by the registered owner hereof upon surrender hereof at the corporate trust office of the Trustee, together with a written instrument of transfer in approved form, signed by the owner or his duly authorized attorney, and a new Series O Bond or Bonds for a like principal amount will be issued in exchange, all as provided in the Indenture. Prior to due presentment for registration of transfer of this Bond, the Company and the Trustee may deem and treat the registered owner hereof as the absolute owner hereof, whether or not such Series O Bond shall be overdue, for the purpose of receiving payment and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

Series O Bonds not represented by a Global Security are exchangeable at the option of the registered holder hereof upon surrender hereof, at the corporate trust office of the Trustee in Morristown, New Jersey or the corporate trust offices of its successors, for an equal principal amount of bonds of this series of other authorized denominations, in the manner and on the terms provided in the Indenture.

Notwithstanding the provisions of Section 2.7 of the Original Indenture, no charge, except for taxes or other governmental charges, shall be made by the Company for any registration of transfer of Series O Bonds or for the exchange of any Series O Bonds for such bonds of other authorized denominations.

Neither the failure to give any notice nor any defect in any notice given to the holder of the Global Securities or Series O Bonds not represented by a Global Security, will affect the sufficiency of any notice given to any other holder.

No recourse shall be had for the payment of the principal of or premium, if any, or interest on this Series O Bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator or against any stockholder, director or officer, past, present or future, as such, of the Company or any affiliate of the Company, or of any predecessor or successor company, either directly or through the Company, or such predecessor or successor company or any trustee, receiver or assignee or otherwise, under any constitution, or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors or officers, as such, being waived and released by the holder and owner hereof by the acceptance of this Series O Bond and as part of the consideration for the issuance hereof and being likewise waived and released by the terms of the Indenture.

[END OF FORM OF REVERSE OF SERIES O BOND]

SCHEDULE B

Description of Certain Properties

Acquired

Since September 1, 2007

The following deeds and conveyances, recorded in the Registries of Deeds in the Counties in New Hampshire indicated, contain descriptions of certain properties acquired in fee simple by the Company since September 1, 2007.

Grantor	Date	Book/Page	County/Town
John E. Hayward and William T. Wormell	09/19/2007	3019/1495	Merrimack/Concord
Estate of Samuel Tamposi	10/05/2007	7912/2808	Hillsborough/Nashua
Properties, Inc.	12/11/2007	4874/2417	Rockingham/Danville
Richard P. Boucher and Heather Boucher	04/11/2008	7970/1565	Hillsborough/Nashua

B-1

ENDORSEMENT

U.S. Bank National Association, Trustee, being the mortgagee in the foregoing Supplemental Indenture, hereby consents to the cutting of any timber standing upon any of the lands covered by said Supplemental Indenture and to the sale of any such timber so cut and of any personal property covered by said Supplemental Indenture to the extent, but only to the extent, that such sale is permitted under the provisions of the Original Indenture as referred to in, and as amended by, the Tenth Supplemental Indenture thereto dated as of May 1, 1991, the Twelfth Supplemental Indenture dated as of December 1, 2001, the Thirteenth Supplemental Indenture dated as of July 1, 2004, the Fourteenth Supplemental Indenture dated as of October 1, 2005, the Fifteenth Supplemental Indenture dated as of September 1, 2007 and the Sixteenth Supplemental Indenture dated as of May 1, 2008.

U.S. BANK NATIONAL ASSOCIATION,

as Trustee as aforesaid

By:	/s/ CHRISTOPHER E. GOLABEK
Christopher E. Golabek
Vice President

Signed and acknowledged

on behalf of U.S. Bank National Association

in the presence of us:

/s/ RICK BARNES
/s/ PAUL O’BRIEN

Witnesses